                                                                    EXHIBIT 10.8

                                 AEROVISTA PARK
                                LEASE AGREEMENT

                            SUMMARY LEASE PROVISIONS

                                           Unit Space No. 2 Aerovista Pl. Unit B

                                           Unit Size: 2,660 square feet

Date of Lease:                October 5, 1995

Landlord:                     Volny Investment Company,
                              a California limited partnership.

Tenant:                       RHINO MARKETING, INC. a California corporation.

Tenant's Trade Name:          RHINO GOLF

------------------------------------------------------------------------------

Lease Term:                   Month to Month

Term Commencement Date:       November 1, 1995

Rent Commencement Date:       30 days after Term Commencement Date.

Gross Monthly Rent:           Months  1-6  =  $1,650.00 per month
                              Months 7-12  =  $1,800.00 per month

Operating Expenses:           Landlord shall be responsible for common area
                              maintenance expenses, real estate taxes and building insurance during the term of the lease.
                              Tenant shall be responsible for the maintenance of the interior portion of the premises and HVAC equipment exclusively serving the Tenant's premises

Security Deposit:             $1,650.00

Use of Leases Premises:       Tele-marketing activities



Notices:       Landlord                           Tenant

               Volny Investment Company           Rhino Marketing, Inc.
               c/o Arnold A. Vony                  Jeff Fischer, President

               862 Meinecke Ave. Suite 204        2811 Airpark Drive
               San Luis Obispo, CA 93405          Santa Maria, CA 93455

               805 543-3767                       805 436-1600


* See attached letter of October 20, which is incorporated in this lease -- from Rhino to Volny Marketing

                                COMMERCIAL LEASE
                                 AEROVISTA PARK

     This lease is made and entered into this 8th day of October, 1995 by and between Volny Investment Company a California limited partnership (hereinafter referred to as "Landlord") and RHINO MARKETING, INC. a California corporation. (hereinafter referred to as "Tenant").

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, that certain real property and the building and other improvements located thereon situated in County of San Luis Obispo, State of California, commonly known as 2 AEROVISTA PLACE, UNIT B (said real property is hereinafter called the "Premises").

1.   TERM

     1.1 The term of this Lease shall be the period set forth in the Summary Lease Provisions ("Lease term") commencing on the date set forth in the Summary Lease Provisions ("Commencement Date").

     1.2 THIS RENTAL AGREEMENT MAY BE TERMINATED BY EITHER PARTY BY DELIVERING WRITTEN NOTICE OF INTENT TO TERMINATE 60 DAYS PRIOR TO SAID TERMINATION DATE.

2.   RENT

     2.1 Tenant shall pay to Landlord as rent for the Premises, the amount set forth in the Summary Lease Provisions ("Monthly Rent") in advance on the first day of each month during the term hereof. Rent shall be payable without notice or demand and without any deduction, off-set, or abatement in lawful money of the United States to the Landlord at the address stated herein for notices or to such other persons or such other places as the Landlord may designate to Tenant in writing. If the Commencement Date occurs on a day other than the first day of a calendar month, then the monthly rent for the fraction of the month starting with the Commencement Date shall be paid on such Commencement Date, prorated on the basis of a 30-day month.

     2.2  Rent Adjustment

          The monthly rent payable hereunder shall be increased 12 months after the Lease Commencement Date hereof, and every 12 months thereafter (the Adjustment Month) during the term thereof, in an amount equal to the greater of:
(i) the monthly rent for the preceding 12 month period plus 3% thereof, or (ii) the increase in monthly rent as determined by increases in the Consumer Price Index. In no event shall the rent increase more than 6% for any 12 month period.

          For purposes hereof, "the Index" means the Consumer Price Index for All Urban Consumers (base year 1967 = 100) for San Francisco, California, published by the U.S. Bureau of Labor Statistics. The increase in monthly rent using the Index shall be determined by multiplying the monthly rent as a fraction, the denominator of which is the Index for the third month prior to the month in which this Lease commences and numerator is the Index for the corresponding month immediately preceding the Annual Adjustment Month.

          If the Index is changed after the term commences, that Index shall be converted in accordance with the conversion factor published by the United States Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

3.   SECURITY DEPOSIT

     Tenant shall deposit with Landlord upon the execution of this Lease the amount set forth in the Summary Lease Provisions ("Security Deposit") as security for the Tenants full and faithful performance of the provisions of this Lease. If Tenant fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Lease, Landlord may use the security deposit, or any portion of it, to cure the default or compensate Landlord for all damages sustained by Landlord resulting from tenants default. Tenant shall immediately on demand pay to Landlord the sum equal to that portion of the security deposit expended or applied by Landlord which was provided for in this paragraph so as to maintain the security deposit in the sum initially deposited with the Landlord. Landlord shall not be required to keep the security deposit separate from its general account nor shall Landlord be required to pay Tenant any interest on the security deposit. If Tenant performs all of Tenant's obligations under this Lease, the security deposit or that portion thereof which has not been previously applied by the Landlord, shall be returned to Tenant within fourteen (14) days after the expiration of the term of this Lease, or after Tenant has vacated the Premises, whichever is later. Upon any adjustment of rent, Tenant shall pay additional funds to Landlord sufficient to increase the total security deposit to equal the current monthly rent amount.

4.  USE

     The Premises shall be used and occupied by Tenant for purposes in connection with the business described in Summary Lease Provisions and for no other purpose without the Landlord's prior written consent.

     Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises or the building in which the Premises are located. If the rate of any insurance carried by the Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within ten (10) days after written demand from Landlord, the amount of any such increase. Tenant shall comply with all laws concerning the Premises or Tenant's use of the Premises, including without limitation, the obligation at Tenant's cost to alter, maintain, or restore the Premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the Premises by Tenant during the term of this Lease. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall unreasonably disturb any other tenant.

     Tenant hereby accepts the Premises in their condition existing as of the date that Tenant possesses the Premises, subject to all applicable zoning, municipal, county and state laws, ordinances, regulations governing or regulating the use of the Premises and accepts this lease subject thereto and to all matters disclosed thereby. Tenant hereby acknowledges that neither the Landlord nor the Landlord's agent has made any representation or warranty to Tenant as to the suitability of the Premises for the conduct of Tenant's business.

     4.1  Indemnity.

          Tenant shall indemnify Landlord against and hold Landlord harmless from any all costs, claims, or liability arising from: (a) Tenant's use of the Premises; (b) the conduct of the Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation of breach of warrantee by Tenant under this Lease; or (e) other acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to premises or injury to persons in or about the Premises arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's gross negligence or willful misconduct.

5.  TAXES

    5.1  Real Property Taxes

         Landlord shall pay real property taxes.

     5.2  Personal Property Taxes

     Tenant shall pay prior to the delinquency all taxes assessed against and levied upon the trade fixtures, furnishings and equipment and other personal property of Tenant contained in the Premises. Tenant shall endeavor to cause such trade fixtures, furnishings and equipment and all other personal property to be assessed and billed separately from the property of the Landlord. If any of Tenant's said personal property shall be assessed with the Landlord's property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

6.   UTILITIES

     Tenant shall make all arrangements and pay for all water, sewer, gas, heat, light, power, telephone, cable TV and all other utility services supplied to the Premises together with any taxes thereon and for all connection charges. If any such services are not separately metered to Tenant, the Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered with other premises.

7.   MAINTENANCE AND REPAIRS

     7.1  Landlord's Obligations

          Except as provided in Article 10, and except for damages caused by any negligent or intentional act or omission of Tenant, Tenant's agents, employees, or invitees, Landlord at its sole cost and expense shall keep in good condition and repair the foundations, exterior walls, and exterior roof of the Premises. Landlord shall also maintain at its sole cost the common areas of the property including parking areas, landscape, fencing, retention ponds and any other item not within the premises or of the sole use of the Tenant.

          LANDLORD SHALL HAVE THE HVAC SYSTEM INSPECTED BY A LICENSED HVAC CONTRACTOR PRIOR TO TENANT TAKING POSSESSION OF THE PREMISES. INSPECTION REPORT SHALL BE DELIVERED TO TENANT. LANDLORD SHALL MAKE ANY REPAIRS REQUIRED TO DELIVER THE SYSTEM IN PROPER OPERATING CONDITION.

     7.2  Tenant's Obligations

          Subject to the provisions of Article 7.1 and Article 10, Tenant at Tenant's sole cost and expense shall keep in good order, condition and repair the Premises and every part thereof, including, without limitation, all Tenant's personal property, fixtures, signs, store fronts, plate glass, show windows, doors, interior walls, interior ceiling, heating and air conditioning systems and lighting facilities.

          If Tenant fails to perform Tenant's obligations as stated herein, Landlord may at its option (but shall not be required to), enter the Premises, ten (10) days after written notice to Tenant, put the same in good order, condition and repair, of which the total costs thereof plus interest thereon at the rate of ten (10) percent, and amortized over a 1 year period shall become due and payable as additional rental to Landlord together with Tenant's monthly rental installments.

8.   ALTERATIONS AND ADDITIONS

     Tenant shall not, without the Landlord's prior written consent, make any alterations, improvements or additions in or about the Premises except for non-structural work which does not exceed $1,000.00 in cost. As a condition to giving any such consent, the Landlord may require the Tenant to remove any such alterations, improvements, or additions at the expiration of the term, and to restore the Premises to their prior condition by giving Tenant thirty (30) days written notice prior to the expiration of the term that Landlord requires Tenant to remove any such alterations, improvements or additions that Tenant has made to the Premises. If Landlord so elects, Tenant at its sole cost shall restore the Premises to the condition designated by Landlord in its election before the last day of the term of the lease.

     Before commencing any work relating to the alterations, additions, or improvements affecting the Premises, Tenant shall notify Landlord in writing of the expected date of commencement of such work so that Landlord can post and record the appropriate notices of non-responsibility to protect Landlord from any labor or mechanic's liens, material man liens, or any other liens. In any event, Tenant shall pay, when due, all claims for labor and materials furnished to or for Tenant at or for use in the Premises. Tenant shall not permit any mechanic's liens or material man's liens to be levied against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant's agents or contractors in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of Tenant. Tenant shall have the right to assess the validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond meeting the requirements of California Civil Code
Section 3143 and shall provide for the payment of any sum that the claimant may recover on the claim (together with the costs of suit, if it is recovered in the action).

     Unless the Landlord requires their removal as set forth above, all alterations, improvements or additions which are made on the Premises by the Tenant shall become the property of the Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this paragraph, Tenant's trade fixtures, furniture, equipment, and other machinery, other than that which is affixed to the Premises so that it cannot be removed without material or structural damage to the Premises, shall remain the property of the Tenant and removed by Tenant at the expiration of the term of this Lease.

9.   INSURANCE; INDEMNITY

     9.1  Fire Insurance.

          Landlord at its cost shall maintain during the term of this Lease on the Premises a policy or policies of standard fire and extended coverage insurance to the extent of at least ninety (90%) percent of full replacement value thereof. Said insurance policies shall be issued in the names of Landlord.

          Tenant at its cost shall maintain during the term of this Lease on all its personal property, Tenant's improvements, and alterations in or about the Premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of Tenant's improvements or alterations.

     9.2  Liability and Hazard Insurance

          Tenant at its sole cost and expense shall maintain during the term of this Lease public liability and property damage insurance with a single combined liability limit of one million ($1,000,000.00) dollars, and property damage limits of not less than one hundred thousand ($100,000.00) dollars, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the Premises. Both public liability insurance and property damage insurance shall insure performance by Tenant of the indemnity provisions in Article 9.4 below, but the limits of such insurance shall not, however, limit the liability of Tenant hereunder. Both Landlord and Tenant shall be named as additional insureds, and the policies shall contain cross-liability endorsements. Certificates of insurance evidencing such coverage as well as additional insured endorsements shall provide for a 30 day notification of cancellation of coverage. Such evidence of coverage must be on file with Landlord prior to occupancy of the Premises. If Tenant shall fail to procure and maintain such insurance the Landlord may, but shall not be required to, procure and maintain same at the expense of Tenant and the cost thereof, together with interest thereon at the rate of ten (15%) percent per annum, shall become due and payable as additional rental to Landlord together with Tenant's next rental installment.

     9.3  Waiver of Subrogation

          Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Each party shall cause each insurance policy obtained by it hereunder to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any such policy.

     9.4   Hold Harmless

           Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from Tenant's use, occupancy, or hazardous waste contamination of the Premises or from the conduct of its business or from any activity, work, or things which may be permitted or suffered by Tenant in or about the Premises including all damage, costs, attorney's fees, expenses and liabilities incurred in the defense of any claim or action or proceeding arising therefrom. Except for Landlord's willful or grossly negligent conduct, Tenant hereby assumes all risk of damage to property or injury to person in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord.

     9.5   Exemption of Landlord from Liability

           Except for Landlord's willful or grossly negligent conduct, Tenant hereby agrees that Landlord shall not be liable for any injury to Tenant's business or loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises; nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors, or invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes sprinklers, wires, appliances, plumbing, air-conditioning, or lighting fixtures, or from any other cause, whether such damage results from conditions arising upon the Premises or upon other portions of the building in which the Premises are a part, or from any other sources or places. Landlord shall not be liable to Tenant for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

10.  DAMAGE OR DESTRUCTION

     10.1  Damage - Insured

           If, during the term of this Lease, the Premises and/or the building and other improvements in which the Premises are located are totally or partially destroyed rendering the Premises totally or partially inaccessible or unusable, and such damage or destruction was caused by a casualty covered under an insurance policy required to be maintained hereunder, Landlord shall restore the Premises and/or the building and other improvements in which the Premises are located into substantially the same condition as they were in immediately before such damage or destruction, provided that the restoration can be made under the existing laws and can be completed within one hundred twenty (120) working days after the date of such destruction or damage. Such destruction or damage shall not terminate this Lease.

           If the restoration cannot be made in said 120 day period, then within fifteen (15) days after the parties hereto determine that the restoration cannot be made in the time stated in this paragraph, Tenant may terminate this Lease immediately by giving notice to Landlord and the Lease will be deemed canceled as of the date of such damage or destruction. If Tenant fails to terminate this Lease and the restoration is permitted under existing laws, Landlord, at it's option, may terminate this Lease or restore the Premises and/or any other improvements in which the Premises are located within a reasonable time and this Lease shall continue in full force and effect. If the existing laws do not permit the restoration, either party can terminate this Lease immediately by giving notice to the other party.

           Notwithstanding the above, if the Tenant is the insuring party and if the insurance proceeds received by the Landlord are not sufficient to effect such repair, Landlord shall give notice to Tenant of the amount required in addition to the insurance proceeds to effect such repair. Tenant may, at Tenant's option, contribute the required amount, but upon failure to do so within thirty (30) days following such notice, Landlord's sole remedy shall be, at Landlord's option and with no liability to Tenant, to cancel and terminate this Lease. If Tenant shall contribute such amount to Landlord within said thirty (30) day period, Landlord shall make such repairs as soon as reasonably possible and this Lease shall continue in full force and effect. Tenant shall in no event have any right to reimbursement for any amount so contributed.

     10.2  Damage - Uninsured

           In the event that the Premises are damaged or destroyed by a casualty which is not covered by the fire and extended coverage insurance which is required to be carried by the party designated in Article 9.1 above, the Landlord shall restore the same; provided that if the damage or destruction is to an extent greater than ten (10%) percent of the then replacement cost of the improvements on the Premises (exclusive of Tenant's trade fixtures and equipment and exclusive of foundations and footings), the

Landlord may elect not to restore and to terminate this Lease. Landlord must give to Tenant written notice of its intention not to restore within thirty
(30) days from the date of such damage or destruction and, if not given, Landlord shall be deemed to have elected to restore and in such event shall repair any damage as soon as reasonably possible. In the event that Landlord elects to give such notice of Landlord's intention to cancel and terminate this Lease, Tenant shall have the right, within ten (10) days after receipt of such notice, to given written notice to Landlord of Tenant's intention to repair such damage at Tenant's expense, without reimbursement from Landlord, in which event the Lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If the Tenant does not give such notice within such (10) day period, this Lease shall be canceled and be deemed terminated as of the date of the occurrence of such damage or destruction.

     10.3 Damage Near the End of the Term

          If the Premises are totally or partially destroyed or damaged during the last twelve (12) months of the term of the Lease, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of the cause of such damage by given written notice to Tenant of Landlord's election to do so within 30 days after the date of the occurrence of such damage; provided, however, that, if the damage or destruction occurs within the last 12 months of the term and if within fifteen (15) days after the date of such damage or destruction Tenant exercises any option to extend the term provided herein, Landlord shall restore the Premises if obligated to do so as provided in
Article 10.2 or 10.3 above.

     10.4 Abatement of Rent

          If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repairs or restores them pursuant to the provisions of this
Article 10, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's reasonable use of the Premises is impaired. Except for the abatement of rent, if any, Tenant shall have no claim against Landlord for any damages suffered by reason of any such damage, destruction, repair or restoration.

     10.5 Trade Fixtures and Equipment

          If Landlord is required or elects to restore the Premises as provided in this Article, Landlord shall not be required to restore Tenant's improvements, trade fixtures, equipment or alterations made by Tenant, such excluded items being the sole responsibility of Tenant to restore hereunder.

     10.6 Total Destruction - Multi-Tenant Building

          If the Premises are a part of a multitenant building and there is destruction to the Premises and/or the building of which the Premises are a part that exceeds fifty (50%) percent of the then replacement value of the Premises and/or the building in which the Premises are a part from any cause whether or not covered by the insurance described in Article 9 above, Landlord may, at its option, elect to terminate this Lease (whether or not the Premises are destroyed) so long as Landlord terminates the leases of all other tenants in the building of which the Premises are a part, effective as of the date of such damage or destruction.

11.  CONDEMNATION

     If the Premises or any portion thereof are taken by the power of eminent domain, or sold by Landlord under the threat of exercise of said power (all of which is herein referred to as "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty (20%) percent of the floor area of any buildings on the Premises not covered with buildings, is taken by condemnation, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after Landlord shall have notified Tenant of such taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession.

     If this Lease is not terminated by either Landlord or Tenant as provided herein above, then it shall remain in full force and effect as to the portion of the Premises remaining, provided that the rental shall be reduced in proportion to the floor area of the buildings taken within the Premises as bears to the total floor area of all buildings located on the Premises. In the event this Lease is not so terminated, then Landlord agrees at Landlord's sole cost and expense, to as soon as reasonably possible restore the Premises to a complete unit of like quality and character as existed prior to the condemnation.

     All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of the power of eminent domain shall be the property of the Landlord, whether made as compensation for the diminution of the value of the leasehold or for the taking of the fee or as severance damages; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property.

     Each party hereby waives the provisions of Code of Civil Procedure 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

     Rent shall be abated or reduced during the period from the date of taking until the completion of restoration by Landlord, but all other obligations of Tenant under this Lease shall remain in full force and effect. The abatement or reduction of the rent shall be based on the extent to which the restoration interferes with Tenant's use of the Premises.

12.  ASSIGNMENT AND SUBLETTING

     Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent which shall not be unreasonably withheld. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of this Lease. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of at least fifty-one (51%) percent of the value of the assets of Tenant, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least fifty-one (51%) percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. This paragraph shall not apply to corporations the stock of which is traded through an exchange or over the counter. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder for the term of this Lease. The acceptance of rent by Landlord from any other person shall not be deemed a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

13.  DEFAULT

     13.1 Events of Default

          The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.
          1)   Failure to pay rent when due, if the failure continues for five
(5) days after written notice has been given to Tenant.
          2) Abandonment and vacation of the Premises (failure to occupy the Premises for fourteen (14) consecutive days shall be deemed an abandonment and vacation).
          3) Failure to perform any other provision of this Lease if the failure to perform is not cured within thirty (30) days after written notice thereof has been given to Tenant by Landlord. If the default cannot reasonably be cured within said thirty (30) day period, Tenant shall not be in default under this Lease if Tenant commences to cure the default within the thirty (30) day period and diligently prosecutes the same to completion.
          4) The making by Tenant of any general assignment, or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy unless the same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in the Lease, where such seizure is not discharged within thirty (30) days.

23.  ATTORNEY'S FEES

     If either Landlord or Tenant becomes a party to any litigation or arbitration concerning this Lease, the Premises, or the building or other improvements in which the Premises are located, by reason of any act or omission of the other party or its authorized representatives and not by reason of any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorney's fees and court costs incurred by it in the litigation.

     If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.

24.  LANDLORD'S LIABILITY

     The term "Landlord" as used in this Lease shall mean only the owner or owners at the time in question of the fee title or a Lessee's interest in a ground lease of the Premises, and in the event of any transfer of such title or interest, Landlord herein named (and in any subsequent transfers to the then successor) shall be relieved from and after the date of such transfer of all liability in respect to Landlord's obligations thereafter to be performed. The obligations contained in this Lease to be performed by Landlord shall be binding upon the Landlord's successors and assigns, only during their respective periods of ownership.

25.  WAIVERS

     No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of its acceptance of such rent.

26.  INCORPORATION OF PRIOR AGREEMENTS

     This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified only in writing, and signed by the parties in interest at the time of such modification.

27.  TIME

     Time is of the essence of this Lease.

28.  SEVERABILITY

     The unenforceability, invalidity, or illegality of any provision of this Lease shall not render the other provisions hereof unenforceable, invalid or illegal.

29.  ESTOPPEL CERTIFICATES

     Each party, within ten (10) days after notice from the other party, shall execute and deliver to the other party a certificate stating that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modification. The certificate shall also state the amount of minimum monthly rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent, if any, as well as acknowledging that there are not, to that party's knowledge, any uncured defaults on the part of the other party, or specifying such defaults, if any, which are claimed. Failure to deliver such a certificate within the ten
(10) day period shall be conclusive upon the party failing to deliver the certificate to the benefit of the party requesting the certificate that this Lease is in full force and effect, that there are no uncured defaults hereunder, and has not been modified except as may be represented by the party requesting the certificate.

30.  COVENANTS AND CONDITIONS

     Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

31.  SINGULAR AND PLURAL

     When required by the context of this Lease, the singular shall include the plural.

32.  JOINT AND SEVERAL OBLIGATIONS

     "Party" shall mean Landlord and Tenant; and if more than one person or entity is the Landlord or Tenant, the obligations imposed on that party shall be joint and several.

33.  ADDENDUM

     Any addendum attached hereto and either signed or initialed by the parties shall be deemed a part hereof and shall supersede any conflicting terms or provisions contained in this Lease.

34.  MISCELLANEOUS

     34.1 Water and Sewer System.

          The premises is currently served by the Fiero Lane Water Company, a private water and sewer system providing water and sewage treatment and disposal. Tenant shall be provided adequate water and sewer services for normal operations. Any excessive use of the water and sewer services is prohibited without written consent of the Landlord.

          No contaminates of any kind shall be allowed to enter the sewage system. Tenant is responsible for utilizing solid and fluid waste filtering or self-contained recovery systems that will prevent the introduction of contaminates into the sewer system or premises.

     34.2  Exterior Areas.

          Tenant shall not be permitted to use the exterior areas of the building containing the premises for storage, operations or any other purpose other than vehicle parking without the written consent of Landlord. Consent to use of areas exterior to the premises shall be subject requirements of the local municipality as well as the Landlord.

     34.3 Municipality.

          It is understood that the premises is presently in the County of San Luis Obispo but may at some time be annexed into the City of San Luis Obispo.

     34.5 Parking.

          Landlord shall provide parking in accordance with governing agency requirements. Parking of vehicles is allowed only in marked spaces. No designated parking shall be provided. No storage or parking of non-road worthy vehicles is allowed.

     34.6 Hazardous and Inflammable Material Storage.

          Any hazardous and/or inflammable materials shall be handled and stored in accordance with the environmental protection agency, fire department jurisdiction standards and any other governing agencies requirements. All costs for compliance with said standards and requirements will be solely at the Tenant's cost. No non-allowable chemicals or waste shall be allowed to drain or flushed into the sewer system. Periodic testing is conducted by the Water Company and Environmental Agencies.

     Tenant shall take every available precaution not to violate any of the Hazardous Waste regulations and should any violation take place, Tenant shall be fully liable for the clean-up costs, penalties, and any other expenses or detrimental injury to the Premises, adjacent property and Landlord. Landlord shall be held harmless from such violations, cleanup and costs.

35.  CORPORATE AUTHORITY

     If the tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within 30 days after this lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.

     The parties hereto have executed this Lease on the date first written above.

LANDLORD:                          TENANT:

VOLNY INVESTMENT COMPANY           RHINO MARKETING, Inc.
a California limited partnership   a California corporation

by:  /s/ Arnold A. Volny           by: /s/ Jeff Fischer
   -----------------------------      ------------------------
   Arnold A. Volny                     Jeff Fischer, President
   Volny Construction, Inc.
   a California Corporation
   General Partner